PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact
Allyson Scott
McGrath/Power Public Relations and Communications
+1-408-727-0351
allysonscott@mcgrathpower.com

Investor Contact
Jeffrey Schreiner
+1-408-916-0012
jschreiner@mellanox.com

Israel PR Contact
Sharon Levin
Gelbart Kahana Investor Relations
+972-3-6070567
sharonl@gk-biz.com

Mellanox Achieves Record Quarterly Revenue in the First Quarter 2016
Quarterly revenue growth of 34.2 percent, year-over-year to $196.8 million, sets new record
Quarterly Ethernet revenues grew 98 percent year-over-year, including EZchip
Closed acquisition of EZchip Semiconductor Ltd.

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — April 20, 2016 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX) today announced financial results for its first quarter ended March 31, 2016.

“We are pleased to report the fourth consecutive quarter of record revenue. Our profitability grew 37.2 percent year-over-year. During the quarter we closed the acquisition of EZchip Semiconductor Ltd. We see great promise in the combination of EZchip’s intelligent processors, and Mellanox’s leading interconnect technology. We believe the combined company can deliver compelling value to current and future customers,” said Eyal Waldman, president and CEO of Mellanox Technologies. “We recorded strong growth in our Ethernet business, supported by adoption of our 40 Gigabit Ethernet adapters. We are seeing strong interest in the Spectrum product line and expect revenues to accelerate in the coming quarters. Tests demonstrate superior performance, costs, resiliency, and power of Spectrum compared to alternative products. We are pleased to see our InfiniBand business grow year-over-year. We see additional hyperscale entities deployed InfiniBand in their data centers.”

First Quarter 2016 -Highlights

•	Revenues of $196.8 million increased 11.2 percent, compared to $176.9 million in the fourth quarter of 2015.

•	GAAP gross margins of 64.2 percent in the first quarter compared to 70.7 percent in the fourth quarter of 2015.

•	Non-GAAP gross margins of 71.4 percent in the first quarter compared to 72.2 percent in the fourth quarter of 2015.

•	GAAP operating loss was $3.9 million, compared to operating income of $19.9 million in the fourth quarter of 2015.

•	Non-GAAP operating income was $41.3 million, or 21.0 percent of revenue, compared to $36.6 million, or 20.7 percent of revenue in the fourth quarter of 2015.

•	GAAP net loss was $7.2 million, compared to net income of $43.2 million in the fourth quarter of 2015.

•	Non-GAAP net income was $39.3 million, compared to $37.5 million in the fourth quarter of 2015.

•	GAAP net loss per diluted share was $0.15 in the first quarter compared to net income per diluted share of $0.90 in the fourth quarter of 2015.

•	Non-GAAP net income per diluted share was $0.81 in the first quarter compared to $0.77 in the fourth quarter of 2015.

•	$48.6 million in cash was provided by operating activities, compared to $34.7 million in the fourth quarter of 2015.

•	Cash and investments totaled $261.8 million at March 31, 2016, compared to $510.5 million at December 31, 2015.

Second Quarter 2016 Guidance
We currently project:

•	Quarterly revenues of $210 million to $215 million

•	Non-GAAP gross margins of 71 percent to 72 percent

•	An increase in non-GAAP operating expenses of 8 percent to 10 percent

•	Share-based compensation expense of $13.4 million to $13.9 million

•	Non-GAAP diluted share count of 48.8 million to 49.3 million shares

Recent Mellanox Press Release Highlights

•	April 4, 2016	Mellanox Announces New Line of InfiniBand Router Systems, Expanding Data Center Scalability and Enabling Infrastructure Flexibility
•	Mar 22, 2016	Mellanox Announces First 200Gb/s Silicon Photonics Devices, Doubling The Performance in the QSFP Form Factor
•	Mar 22, 2016	Mellanox and InnoLight Announce the Availability and Interoperability of 100Gb/s PSM4 Transceivers at 1310 and 1550nm Wavelengths
•	Mar 8, 2016	Mellanox Showcases End to End 100Gb/s Ethernet Solutions for Content Distribution Networks
•	Mar 7, 2016	Mellanox Adds Cumulus Linux Support for Ethernet Switches
•	Mar 7, 2016	Mellanox Introduces World's First 25/50 Gb/s OCP Ethernet Adapters for Single and Multi-Host Technology
•	Mar 7, 2016	Mellanox Introduces Open Composable Networks to Enable New Interconnect Speeds and Higher Efficiency for OCP Platforms
•	Mar 2, 2016	Mellanox Joins RISC-V Foundation as a Platinum Founding Sponsor
•	Mar 1, 2016	Mellanox Delivers Next Generation Network Processor to Key Telco Customers
•	Feb 24, 2016	Mellanox Partners with Nutanix to Deliver Effortless Enterprise Infrastructure

Conference Call
Mellanox will hold its first quarter 2016 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-877-876-9177, or for investors outside the U.S., +1-785-424-1666, approximately 10 minutes prior to the start time.
The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. A replay of the webcast will also be available on the Mellanox website.
About Mellanox
Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net (loss) income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes in certain deferred tax assets and gains (impairment losses) on equity investments. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes in deferred tax assets, and gains (impairment losses) on equity investments because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets and changes related to recognition of deferred taxes do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investor Relations” section on our website.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the guidance for the three months ended June 30, 2016, statements related to trends in the market for our solutions and services, opportunities for our company in 2016 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 26, 2016. All forward-looking statements in this press release, including the guidance for the three months ended June 30, 2016, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2016	2015
Total revenues	$196,810	$146,675
Cost of revenues	70,481	41,087
Gross profit	126,329	105,588
Operating expenses:
Research and development	71,034	58,118
Sales and marketing	31,228	22,558
General and administrative	27,938	9,701
Total operating expenses	130,200	90,377
(Loss) income from operations	(3,871)	15,211
Interest expense	998	—
Other income (loss)	61	(2,469)
Other loss, net	(937)	(2,469)
(Loss) income before taxes	(4,808)	12,742
Provision for taxes on income	2,360	2,246
Net (loss) income	$(7,168)	$10,496
Net (loss) income per share — basic	$(0.15)	$0.23
Net (loss) income per share — diluted	$(0.15)	$0.22
Shares used in computing net (loss) income per share:
Basic	47,358	45,691
Diluted	47,358	47,034

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, percentages, unaudited)

	Three Months Ended
	March 31,
	2016	2015
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP (loss) net income	$(7,168)	$10,496
Adjustments:
Share-based compensation expense:
Cost of revenues	475	547
Research and development	9,152	6,768
Sales and marketing	3,648	2,394
General and administrative	4,991	2,009
Total share-based compensation expense	18,266	11,718
Amortization of acquired intangibles:
Cost of revenues	10,429	1,474
Research and development	195	195
Sales and marketing	1,023	584
Total amortization of acquired intangibles	11,647	2,253
Settlement costs:
General and administrative	5,106	—
Total settlement costs	5,106
Acquisition related charges:
Cost of revenues	3,300	—
Research and development	476	763
Sales and marketing	56	225
General and administrative	6,348	—
Total acquisition related charges	10,180	988
Impairment loss on equity investment in a private company	—	3,189
Deferred taxes on NOL in Israel	1,265	—
Non-GAAP net income	$39,296	$28,644

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$196,810	$146,675
GAAP gross profit	126,329	105,588
GAAP gross margin	64.2%	72.0%
Share-based compensation expense	475	547
Amortization of acquired intangibles	10,429	1,474
Acquisition related charges	3,300	—
Non-GAAP gross profit	140,533	107,609
Non-GAAP gross margin	71.4%	73.4%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$130,200	$90,377
Share-based compensation expense	(17,791)	(11,171)
Amortization of acquired intangibles	(1,218)	(779)
Settlement costs	(5,106)	—
Acquisition related charges	(6,880)	(988)
Non-GAAP operating expenses	$99,205	$77,439

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2016	2015

Reconciliation of GAAP (loss) income from operations to non-GAAP:
GAAP (loss) income from operations	$(3,871)	$15,211
Share-based compensation expense	18,266	11,718
Settlement costs	5,106	—
Amortization of acquired intangibles	11,647	2,253
Acquisition related charges	10,180	988
Non-GAAP income from operations	$41,328	$30,170

Shares used in computing GAAP diluted earnings per share	47,358	47,034
Adjustments:
Effect of dilutive securities under GAAP*	—	(1,343)
Total options vested and exercisable	1,450	1,797
Shares used in computing non-GAAP diluted earnings per share	48,808	47,488

GAAP diluted net (loss) income per share	$(0.15)	$0.22
Adjustments:
Share-based compensation expense	0.38	0.25
Amortization of acquired intangibles	0.25	0.04
Settlement costs	0.11	—
Acquisition related charges	0.21	0.02
Deferred taxes in NOL in Israel	0.03	—
Impairment loss on equity investment in a private company	—	0.07
Effect of dilutive securities under GAAP*	—	0.02
Total options vested and exercisable	(0.02)	(0.02)
Non-GAAP diluted net income per share	$0.81	$0.60

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$117,912	$263,199
Short-term investments	143,926	247,314
Accounts receivable, net	105,114	84,273
Inventories	72,271	62,473
Other current assets	22,907	19,979
Total current assets	462,130	677,238
Property and equipment, net	103,157	100,018
Severance assets	15,787	9,514
Intangible assets, net	308,721	32,154
Goodwill	476,037	200,743
Deferred taxes and other long-term assets	32,627	33,715
Total assets	$1,398,459	$1,053,382

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,632	$44,600
Accrued liabilities	106,684	74,296
Deferred revenue	18,948	17,743
Capital lease liabilities, current	217	491
Current portion of term debt	25,905	—
Total current liabilities	199,386	137,130
Accrued severance	19,630	12,464
Deferred revenue	12,197	12,439
Term debt	248,926	—
Other long-term liabilities	26,498	24,668
Total liabilities	506,637	186,701
Shareholders’ equity:
Ordinary shares	202	200
Additional paid-in capital	713,039	684,824
Accumulated other comprehensive income (loss)	2,423	(1,669)
Retained earnings	176,158	183,326
Total shareholders’ equity	891,822	866,681
Total liabilities and shareholders’ equity	$1,398,459	$1,053,382

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(7,168)	$10,496
Adjustments to reconcile net (loss) income to net cash provided by operating activities, net of effects from acquired company:
Depreciation and amortization	20,614	9,546
Deferred income taxes	1,265	104
Share-based compensation expense	18,266	11,718
Loss (gain) on investments	112	(309)
Impairment of equity investment in a private company	—	3,189
Changes in assets and liabilities:
Accounts receivable, net	(4,677)	9,005
Inventory	4,361	(8,689)
Prepaid expenses and other assets	2,305	3,895
Accounts payable	3,340	(2,122)
Accrued liabilities and other payables	10,177	8,962
Net cash provided by operating activities	48,595	45,795

Cash flows from investing activities:
Purchase of severance-related insurance policies	(226)	(186)
Purchase of short term investments	(64,908)	(87,793)
Proceeds from sale of short term investments	199,932	37,326
Proceeds from maturities of short term investments	77,715	17,798
Purchase of property and equipment	(8,283)	(9,521)
Purchase of equity investment in a private company	(107)	—
Acquisition, net of cash acquired $87.5 million	(681,189)	—
Net cash used in investing activities	(477,066)	(42,376)

Cash flows from financing activities:
Proceeds from term debt	280,000	—
Term debt issuance costs	(5,521)	—
Principal payments on capital lease obligations	(274)	(281)
Proceeds from exercise of share awards	8,979	7,192
Net cash provided by financing activities	283,184	6,911

Net (decrease) increase in cash and cash equivalents	(145,287)	10,330
Cash and cash equivalents at beginning of period	263,199	51,326
Cash and cash equivalents at end of period	$117,912	$61,656